Exhibit 10.12

English Translation

No.:

Decoration and Renovation Project Execution Contract

Project Name:	Hailiang Education Park Sports Stadiums Decoration Project

Project Location:	West Three Ring, Taozhu Street, Zhuji City

Client:	Zhuji Private High School

Contractor:	Heng Zhong Da Construction Limited Company

Signing Date:	November 13, 2014

Part One Agreement

Client (full name): Zhuji Private High School

Contractor (full name): Heng Zhong Da Construction Limited Company

In accordance with the Contract Law of the People’s Republic of China, the Construction Law of the People’s Republic of China and other relevant laws and administrative regulations, following the principles of equality, voluntariness, fairness and good faith, the two parties have reached an agreement through consultations by entering into this Contract on matters with regard to the project construction as set out below.

I. Project Overview

Project Name: Hailiang Education Park Sports Stadiums Decoration Project

Location: West Three Ring, Taozhu Street, Zhuji City

Project Description: This project includes decoration of the sports stadiums

Project Approval Number:

Source of funds: self-raised

II. Scope of Project

Scope of Project: Decoration and renovation works within the range of construction Drawings provided by Party A

III. Duration of Contract

Commencement Date: November 13, 2014

Completion date: June 30, 2015

The total number of calendar days within the Duration: 230 days

IV. Quality Standards

Project Quality Standards: National Construction Acceptance Standards (Eligibility) Criteria

V. Contract Price

Provisional Amount (Uppercase): RMB Twelve Million Three Hundred and Twenty Thousand (to be settled according to the actual amount after completion)

(Lowercase) RMB 12,320,000.00

Of which, the amount of fees for taking safety protection and civil construction measures is RMB                                 .

VI. Constituent Documents of the Contract

Documents composing this Contract include:

1. The Agreement to this Contract;

2. Bid Winning Notice;

3. Bidding document and addendum;

4. Special Provisions of this Contract;

5. General Provisions of this Contract;

6. Tender Invitation Documents;

7. Standards, Specifications and Related Technical Documents;

8. Drawings;

9. Bill of Quantities (BOQ);

10. Project Quotations or Budget Statements.

Written agreements or documents between the parties with regard to the negotiation of and the changes to the Project shall be deemed as an integral part of this Contract.

VII. The relevant terms as used in this Agreement shall have the same meanings as ascribed to them in Part Two “General Provisions” of this Contract.

VIII. The Contractor undertakes to the Client that it will carry out the construction and the completion and assume responsibilities for the quality of the Project during the Warranty Period in accordance with this Contract.

IX. The Client undertakes to the Contractor that it will pay the Contract Price and other amounts payable in accordance with the term and in such a way as provided by this Contract.

X. If there are any inconsistencies or conflicts between this Agreement and any other agreements, this Agreement shall prevail.

XI. Effectiveness

Contract Signing Date: November 13, 2014

Contract Signing Place: Zhuji Private High School, North Ring Road, Jiyang Street, Zhuji City

The parties agreed that this Contract shall take effect after being signed and sealed.

Client (Seal): Seal of Zhuji Private High School Affixed	Contractor (Seal):	Seal of Heng Zhong Da Construction Limited Company Affixed

Address: Zhuji Private High School	Address:

North Ring Road, Jiyang Street, Zhuji City

Legal Representative: /s/ Honggang Xu	Legal Representative: /s/ Chunxin Lou

Attorney:	Attorney:

Tel:	Tel:

Fax:	Fax:

Account Bank:	Account Bank:

Account:	Account:

Postal Code: 311800	Postal Code: 311800

Part Two General Provisions

I. Definitions and Contract Documents

1. Definitions

Unless otherwise defined in the Special Provisions, the following terms shall have the meanings as ascribed to them in these provisions.

1.1 General Provisions shall refer to the terms generally applicable to construction projects, which are based on laws, administrative regulations and the requirements for the project construction.

1.2 Special Provisions shall refer to the terms on which the Client and the Contractor reach an agreement through consultation in accordance with laws and administrative regulations and by taking into account the specific conditions of the Project, which are specification, supplementation or modification to the General Provisions.

1.3 Client shall refer to with the signing party under the Agreement, who has the qualifications of issuing the contract of the Project and the ability to pay the Contract Price, as well as any of its legal successors obtaining the qualifications of such party.

1.4 Engineer shall refer to the representative of the Client appointed by the Client thereby to perform this Contract, or the chief supervising engineer delegated by the Supervisor entrusted by the Client, whose specific identity and authorities shall be agreed upon by the Client and the Contractor in the Special Provisions.

1.5 Contractor shall refer to the signing party under the Agreement, who is accepted by the Client and has the qualifications of accepting the contract of the Project, as well as any of its legal successors obtaining the qualifications of such party.

1.6 Contractor’s Representative shall refer to the representative appointed by the Contractor in the Special Provisions, who is responsible for the management of the construction and the performance of the Contract.

1.7 Designer shall refer to the entity which has obtained the appropriate qualification certificate for engineering project design and is commissioned by the Client to design the Project.

1.8 Supervisor shall refer to the entity which has obtained the appropriate qualification certificate for engineering project supervision and is commissioned by the Client to supervise the Project.

1.9 Project shall refer to the Project within the Contract scope as agreed by the Client and the Contractor in the Agreement.

1.10 Contract Price shall refer to the amount as agreed by the Client and the Contractor in the Agreement, which is to be paid by the Client to the Contractor for the completion of all the construction within the project scope in accordance with this Contract and for the assumption of responsibilities for quality warranty.

1.11 Additional Contract Price shall refer to the additional contract price arising from the circumstance where additional contract price is required during the performance of this Contract, which is, after confirmation by the Client, calculating the additional contract price by using the same method as calculated the Contract Price.

1.12 Costs shall refer to the expenditures to be borne by the Client or the Contractor, which are not included in the Contract Price.

1.13 Retainage shall refer to the amount as agreed by the parties to be retained from the Contract Price by a certain percentage, to set-aside for repairing any project defects.

1.14 Taking-over Certificate shall refer to the project take-over certificate issued to the Contractor by the Client after the Project or sub-project passes the inspection and acceptance for completion.

1.15 Defects Liability Period shall refer to the period in which, after the completion of the Project, the Contractor will remain liable for repairing any existing defects of the completed Project and any subsequent defects or damages exposed in the course of usage of the Project.

1.16 Performance Certificate shall refer to the certificate to be issued by the Client to the Contractor after the Contractor has fulfilled its responsibilities under this Contract and the Defects Liability Period has also expired to certify the completion of the performance of this contract.

1.17 Warranty Period shall refer to the period in which, after the completion of the Project or sub-project, the Contractor assumes quality warranty liabilities for any quality problems related to the Project arising within a certain time limit. Such Warranty Period shall start from the Completion Date specified in the Take-over Certificate for the Project or the sub-project and expire as agreed in the quality warranty certificate (the contract).

1.18 Duration shall refer to the number of days of project contracting as agreed by the Client and the Contractor under the Agreement, which is computed on the basis of the total number of calendar days (including legal holidays).

1.19 Commencement Date shall refer to the absolute or relative date as agreed by the Client and the Contractor under the Agreement, on which the Contractor will start with the construction.

1.20 Completion Date shall refer to the absolute or relative date as agreed by the Client and the Contractor under the Agreement, on which the Contractor will complete the Project within the Project Scope.

1.21 Drawings shall refer to all the drawings provided by the Client or otherwise provided by the Contractor with the approval of the Client to satisfy all the needs of the Contractor for construction (including supporting notes and relevant information).

1.22 Construction Site shall refer to the site provided by the Client for the construction of the Project and any other sites specifically designated by the Client in the Drawings for the purpose of the construction of the Project.

1.23 Written Form shall refer to the contracts, paper correspondences, electronic messages (including fax, e-mail) and any other forms where contents contained therein are able to be displayed in a tangible form.

1.24 Default Liability shall refer to the liability that a party to a contract shall bear if it fails to perform its contractual obligations or its fulfilment of contractual obligations does not conform to the agreement.

1.25 Claims shall refer to monetary compensations and (or) request for extending the Duration that a party makes against the other party for any actual losses incurred by fault on the part of the other party rather than on its own part during the performance of the contract.

1.26 Force Majeure shall refer to the objective conditions whose occurrence is unforeseeable, unavoidable and insurmountable during the performance of the contract.

1.27 Hour or Day: any time under this Contract to be calculated by hours shall start from the time when the relevant event effectively starts (without deducting any time for break); any time under this Contract to be calculated by days shall start from the day immediately following the day on which the relevant event occurs. Except for the Completion Date, if the last day of a certain time limit falls on a rest day or any other statutory holiday, the day immediately following the end of such holiday shall be the last day of such time limit. The deadline of the last day of a certain time limit shall be 24:00 of that day.

2. Contract Documents and Prevalence Order

2.1 Contract documents should be able to explain each other and are mutually explanatory. Unless otherwise agreed in the Special Provisions, the composition of the contract documents and the prevalence order are set out as below:

(1). The Agreement to this Contract;

(2). Bid Winning Notice;

(3). Bidding documents and addendum;

(4). Special Provisions of this Contract;

(5). General Provisions of this Contract;

(6). Tender Invitation Documents;

(7). Standards, Specifications and Related Technical Documents;

(8). Drawings;

(9). Bill of Quantities (BOQ);

(10). Project Quotations or Budget Statements.

During the performance of the contract, any written agreements or documents between the parties with regard to the negotiation of and the changes related to the Project shall be deemed as an integral part of this Contract.

2.2 In case of any unclear provisions or inconsistencies among the contract documents, without any impact to the normal conduct of the Project, the Client and the Contractor shall consult with each other to seek ways of resolution. Both parties may also seek to the Engineer for explanation. In the event that both parties fail to reach an agreement through consultation or do not agree to the explanation of the Engineer, such issue shall be resolved in accordance with Clause 38 of this General Provisions on dispute resolution.

3. Language and Applicable Laws, Standards and Specifications

3.1 Language

The contract documents shall be written in, construed and explained with the Chinese language. In the event that the Special Provisions are written in more than two (inclusive) languages, the Chinese language shall be the standard language to be used to explain and construe the contract.

3.2 Applicable Laws and Regulations

The contract documents shall be governed by the applicable laws and administrative regulations of the People’s Republic of China. Any laws and/or administrative regulations that are required to be expressly provided shall be provided by the parties in the Special Provisions.

3.3 Applicable Standards and Specifications

The parties shall provide the names of applicable national standards and specifications in the Special Provisions; the names of applicable industry standards and specifications if there are no national standards and specifications but industry standards and specifications; and the names of applicable local standards and specifications if there are no national and industry standards and specifications. The Client shall provide the Contractor with the agreed standards and specifications in duplicate within the time limit as agreed in the Special Provisions. Mandatory standards must be complied with by the Client and the Contractor.

In the event that there are no corresponding national standards and specifications, the Client shall put forward the technical requirements for the construction of the Project to the Contractor within the time limit as agreed in the Special Provisions, and the Contractor shall propose construction processes pursuant to the agreed timeline and requirements, and execute such processes after confirmation by the Client. In the event that the Client requires the adoption of foreign standards and specifications, it shall be responsible for providing the Chinese translation thereof.

Any Costs arising from the purchase and/or translation of relevant standards and specifications or the development of construction processes under this clause shall be borne by the Client.

4. Drawings

4.1 The Client shall provide Drawings to the Contractor on such dates and in such number of sets as agreed in the Special Provisions. If the Contractor needs to increase the number of sets of Drawings, the Client shall reproduce the Drawings on behalf of the Contractor, while the Costs for such reproduction shall be borne by the Contractor. If the Client has any confidentiality requirements for the Project, such requirements shall be provided in the Special Provisions, while the Costs for taking confidentiality measures shall be borne by the Client. The Contractor shall assume confidentiality obligations within the agreed period of confidentiality.

4.2 Without the consent of the Client, the Contractor shall not pass the Drawings of the Project onto a third party. Upon termination of this Contract, except for the Drawings required for the Contractor’s archive, all the Drawings shall be returned to the Client.

4.3 The Contractor shall retain a complete set of Drawings at the Construction Site for the purpose of project inspection by the Engineer and related personnel.

II. General Rights and Obligations of the Parties

5. Engineer

5.1 The representative that the Client delegates to the Construction Site for the performance of this Contract is referred to as the Engineer hereunder, whose name, title and authority shall be specified by the Client under the Special Provisions.

5.2 In case that there is project supervision arrangement in place, prior to the implementation of the project supervision, the Client shall inform the Contractor of the name of the Supervisor, items under supervision, and authority of supervision in Written Form.

5.3 The chief supervision engineer that the Supervisor delegates is also referred to as the Engineer hereunder, whose name, title and authority shall be specified by the Client and the Contractor under the Special Provisions. Such Engineer shall have different authority from that of the representative that the Client delegates to the Construction Site. In case of any overlapping or ambiguousness of the authority between the two, the Client shall specify and inform the Contractor of such in Written Form.

5.4 In case of any event that affects the rights or obligations of the Client and the Contractor during the performance of the contract, the Engineer in charge of supervision shall handle such event in an objective and impartial manner within such Engineer’s authority. In case of any objection by either party against such handling, Clause 38 of this General Provisions hereunder relating to dispute resolution shall apply.

5.5 Unless expressly provided for hereunder or with the consent of the Client, the Engineer in charge of supervision does not have the authority to discharge any rights or obligations of the Contractor as set out hereunder.

5.6 In case that no supervision is arranged for the Project, the term Engineer under this Contract shall exclusively refer to the representative that the Client delegates to the Construction Site for performance of the contract, whose authority shall be specified by the Client under the Special Provisions.

6. Delegation and Instructions by Engineer

6.1 The Engineer can delegate a representative to exercise the Engineer’s authority hereunder and withdraw such delegation when the Engineer deems necessary. Any such delegation and withdrawal shall be subject to the consent of the Client, and the Contractor shall be informed with such delegation and withdrawal with a 7-day-prior notice in Written Form. The notices of delegation and withdrawal shall constitute as schedules hereto.

Any letter in Written Form issued by the Engineer’s representative to the Contractor within the scope of the Engineer’s authority shall have such effect as if it is issued by the Engineer. In case that the Contractor has any question in connection with any letter issued by the Engineer’s representative, the Contractor may submit such letter to the Engineer, who shall confirm such question. In case of any mistake in the instructions given by the Engineer’s representative, the Engineer shall correct such mistakes.

Other than the Engineer or the Engineer’s representative, no personnel delegated to the Construction Site by the Client is entitled to give any instruction to the Contractor.

6.2 The Engineer’s instructions and notices shall take effect after being signed by the Engineer and delivered to the Contractor’s Representative in Written Form and evidenced by the signing on the receipt and indicating the time of such by the Contractor’s Representative. The Engineer may give verbal instructions when there is a real need, and the Engineer shall confirm such instruction in writing within 48 hours thereafter. The Contractor shall implement the instructions given by the Engineer. In case that the Engineer fails to confirm such verbal instruction in writing in time, the Contractor shall issue a request for confirmation in writing within 7 days after the Engineer gives such verbal instruction. In case that the Engineer does not respond to the confirmation request within 48 hours after the Contractor issues such request, it shall be deemed the verbal instructions have been confirmed.

In case that the Contractor believes that the instruction given by the Engineer is unreasonable, the Contractor shall file a written report to the Engineer for amendment of the instruction within 24 hours following the receipt of such instruction. The Engineer shall make the decision to modify the instruction or stick with the original one within 24 hours following the receipt of the report given by the Contractor, and inform the Contractor of such in Written Form. In emergency situations, if the Engineer requires immediate execution of an instruction by the Contractor or the Engineer has made the decision to proceed with the instruction despite any objection against the instruction by the Contractor, the Contractor shall execute the instruction accordingly. The Client shall be liable for any Additional Contract Price and loss incurred by the Contractor resulting from the wrong instructions, while the Duration that has been delayed shall be extended accordingly.

The provisions under this clause shall also apply to the instructions and notices issued by the Engineer’s representative.

6.3 The Engineer shall give instructions and notices as required by the Contractor in a timely manner in accordance with the contract and perform any other obligations set out hereunder. In case of any delay in Duration caused by any failure in performance of obligation set out hereunder by the Engineer, the Client shall be liable for any Additional Contract Price resulting from such delay and compensate any loss of the Contractor arising in connection therefrom, and the Duration shall be extended accordingly.

6.4 In case that the Client needs to replace the Engineer, the Client shall inform the Contractor with a 7-day-prior notice in Written Form, and the successor shall continue to exercise the authority of its predecessor and perform the predecessor’s obligations as agreed under the contract documents.

7. Contractor’s Representative

7.1 The name and title of the Contractor’s Representative shall be specified under the Special Provisions.

7.2 The notices issued by the Contractor under the contract shall be delivered to the Engineer in Written Form after being signed by the Contractor Representative, and take effect upon the signing of the receipt and indicating the time of such by the Engineer.

7.3 The Contractor’s Representative shall arrange for design in accordance with the construction organization plan (construction plan) recognized by the Client, and arrange for construction in accordance with the instructions given by the Engineer under the contract. In case of an emergency situation and the Engineer is out of reach, the Contractor’s Representative shall take urgent measures to ensure the life safety of the personnel and security of the property, and submit a relevant report to the Engineer within 48 hours after taking such measures. In case that the Client or any third party is liable, the Client shall bear the Additional Contract Price arising from such emergency measures and extend the Duration accordingly; in case that Contractor is liable, the Contractor shall bear the Costs and the Duration will not be extended.

7.4 In case that the Contractor needs to replace the Contractor’s Representative, the Contractor shall inform the Client with a 7-day-prior notice in Written Form, and obtain the Client’s consent. The successor shall continue to exercise the authority of its predecessor and perform the predecessor’s obligations as agreed under the contract documents.

7.5 Through consultation with the Contractor, the Client may suggest replacing the Contractor’s Representative as it considers incompetent.

8. Client’s Work

8.1 The Client shall complete the following work in accordance with the description and time frame set out under the Special Provisions:

(1) The Client shall handle the work relating to the land requisition, compensation for demolition and flattening of the Construction Site, so that the Construction Site is ready for construction. The Client shall remain responsible for any subsequent issues in connection with such work after commencement of the construction;

(2) The Client shall ensure that the access to water, electricity and telecommunication is available through the lines connecting from outside the Construction Site to the locations as specified under the Special Provisions so as to meet the requirements during the construction period;

(3) Access to the Construction Site: the Client shall ensure that the access between the Construction Site and the urban or rural roads is available, as well as the major roads within the Construction Site as set out under the Special Provisions so as to meet the traffic needs during the construction and ensure the smooth traffic during the construction period;

(4) The Client shall provide the Contractor with the information on the engineering geology and underground pipelines of the Construction Site, and shall be responsible for the authenticity and accuracy of such information;

(5) The Client shall handle all the procedures in connection with the construction permit and other certificates and approvals required for the construction, as well as the application and approval procedures relating to the temporary land use, temporary water, temporary electricity, interruption of traffic, blasting and other operations (other than the certificates evidencing the qualifications of the Contractor);

(6) The Client shall determine the benchmark and coordinate control points and deliver such to the Contractor in Written Form for an on-site inspection;

(7) The Client shall arrange for the joint review of the Drawings and detailed description of the design by the Contractor and the Designer;

(8) The Client shall coordinate the protection work relating to the underground pipelines and adjacent buildings, structures (including heritage buildings conservation) and ancient trees around the Construction Site and bear the relevant Costs;

(9) Any other work that shall be performed by the Client, which shall be agreed upon by the parties under the Special Provisions.

8.2 In case that the Client engages the Contractor to perform the work described under the preceding clause, the parties shall agree upon and specify such arrangement under the Special Provisions, and the relevant costs shall be borne by the Client.

8.3 In case of any failure to perform any obligation under Clause 8.1 by the Client that results any delay in Duration or loss incurred by the Contractor, the Client shall hold the Contractor harmless against such loss and extend the Duration accordingly.

9. Contractor’s Work

9.1 The Contractor shall complete the following work in accordance with the description and time frame set out under the Special Provisions:

(1) In accordance with the Client’s instructions, to the extent permitted by the Contractor’s qualification grade and business scope, the Contractor shall complete the construction drawing design or supporting design for the Project, which will be used after being certified by the Engineer. The Client shall assume the costs incurred in connection therewith;

(2) The Contractor shall provide the Engineer with annual, quarterly and monthly construction progress plans and the corresponding progress statistics reports;

(3) The Contractor shall, as required by the Project, provide and maintain lighting and fencing facilities for non-night construction and be responsible for safety and security services;

(4) The Contractor shall provide the Client with office and living premises and facilities at the Construction Site in accordance with the quantity and requirements set out under the Special Provisions. The Client shall assume the costs incurred in connection therewith;

(5) The Contractor shall comply with the administration regulations on traffic, construction noise and environmental protection at the Construction Site by relevant government authorities, handle the relevant procedures, and inform the Client of such in Written Form. The Client shall assume the costs incurred in connection therewith, except for any penalty that the the Contractor shall be held liable for.

(6) Prior to the delivery of completed Project to the Client, the Contractor shall be responsible for the protection of such completed Project as set out under the Special Provisions. The Contractor shall be responsible to restore any damages during such protection period at its own cost; the parties shall specify the parts that the Client requires the Contractor to take special measures to protect and the corresponding Additional Contract Price under the Special Provisions;

(7) The Contractor shall protect the underground pipelines and adjacent buildings, structures (including heritage buildings conservation) and ancient trees around the Construction Site as set out under the Special Provisions;

(8) The Contractor shall ensure that the Construction Site comply with the relevant regulations on hygiene and environmental management of the Construction Site, clean up the site before handover as agreed under the Special Provisions, and be liable for any loss or penalty incurred by reason of the violation of the Contractor;

(9) Any other work that shall be performed by the Contractor, which shall be agreed upon by the parties under the Special Provisions.

9.2 In case of any failure to perform any obligation under the preceding clause that results any loss incurred by the Client, the Contractor shall hold the Client harmless against such loss.

III. Construction Organization Plan and Duration

10. Construction Schedule

10.1 The Contractor shall deliver the construction organization plan and the construction schedule to the Engineer on such date as set out under the Special Provisions. The Engineer shall confirm or propose amendments to the plan and schedule in such time frame as set out under the Special Provisions. If the Engineer fails to confirm in time or make any comment in writing, it shall be be deemed as an implied consent.

10.2 In case that the unit Projects in a group project are being constructed phase by phase, the Contractor shall prepare progress schedule in accordance with the time points on which the Drawings and the relevant materials are provided by the Client, the details of which shall be agreed upon by both parties under the Special Provisions.

10.3 The Contractor shall arrange for construction in accordance with the schedule recognized by the Engineer and accept the inspection and monitoring of the schedule by the Engineer. Upon any discrepancy between the actual progress and the recognized schedule, the Contractor shall propose improvement measures as required by the Engineer and implement such measures upon approval by the Engineer. In case of any discrepancy between the actual progress and the schedule by reason of the Contractor, the Contractor will not be entitled to propose any Additional Contract Price in connection with such improvement measures.

11. Commencement of Construction and Delayed Commencement

11.1 The Contractor shall start the construction on the Commencement Date as set out under the Agreement. In case that the Contractor cannot start the construction as scheduled, it shall submit the application requesting such delay of commencement and the reasons thereof in Written Form to the Engineer no later than 7 days prior to the Commencement Date set out under the Agreement. The Engineer shall reply the Contractor in Written Form within 48 hours after receiving the application request for postponing the commencement of construction. If the Engineer does not respond within 48 hours after receiving the application for delaying the commencement of construction, it shall be deemed as the consent of the Contractor’s request and the Duration will be extended accordingly. In case that the Engineer rejects the application for delaying the commencement or the Contractor does not submit such application within the required time frame, the Duration shall not be extended.

11.2 In case that the construction cannot be started on time as specified under the Agreement by reason of the Client, the Engineer shall inform the Contractor in Written Form to postpone the Construction Commencement Date. The Client shall hold the Contractor harmless against any loss incurred resulting from such delay and extend the Duration accordingly.

12. Suspension of Construction

In case that the Engineer considers it necessary to suspend the construction, the Engineer shall request the Contractor to suspend the construction in Written Form and provides written suggestion on the solutions within 48 hours after making such request. The Contractor shall suspend the construction as required by the Engineer and take proper measures to protect the completed work of the Project.

After implementing the solutions proposed by the Engineer, the Contractor may apply for resumption of construction in Written Form, and the Engineer shall respond to such application within 48 hours. If the Engineer fails to provide solutions within the specified time frame, or to respond within 48 hours after receiving the application for resumption of construction from the Contractor, the Contractor may resume the construction on its own. In case that the suspension of construction is caused by reason of the Client, the Client shall bear any Additional Contract Price incurred, hold the Contractor harmless against any loss incurred resulting therefrom and extend the Duration accordingly; in case that such suspension is caused by reason of the Contractor, the Contractor shall bear any Cost incurred resulting therefrom and the Duration will not be extended.

13. Duration Delay

13.1 If the Duration delay is caused by the following reasons, the Duration can be extended accordingly upon the confirmation by the Engineer:

(1) The Client fails to provide the Drawings and the commencement conditions as agreed in the Special Provisions;

(2) The Client fails to pay the Project funds on the date as agreed, causing the construction fails to proceed normally;

(3) The construction fails to proceed normally or suffers a shutdown due to or arising out of a reason that is attributable to the Engineer dispatched by the Client or other contractors employed by the Client on the Construction Site;

(4) The Engineer fails to provide necessary instructions, approvals or otherwise as agreed in the contract, causing the failure of the construction to proceed normally;

(5) The design is changed and the workload is increased;

(6) The duration of the construction shutdown within one week caused by water, electricity or gas outage is accumulatively over 8 Hours and such outage is not caused by a reason that is attributable to the Contractor;

(7) Force Majeure;

(8) Other circumstances as agreed in the Special Provisions or under which the Engineer agrees to extend the Duration.

13.2 The Contractor shall, within 14 Days of the occurrence of the circumstances mentioned in the previous clause, submit a report to the Engineer in a Written Form in respect of the Duration delay. The Engineer shall give his/her confirmation within 14 Days of receipt of such report. If the Engineer fails to give his/her confirmation or propose any amendment, the Engineer shall be deemed to agree to extend the Duration.

14. Project Completion

14.1 The Contractor shall complete the Project on the Completion Date as agreed in the Agreement or other date as agreed by the Engineer in case of a Duration extension.

14.2 If the Project fails to be completed on the Completion Date as agreed in the Agreement or other date as agreed by the Engineer in case of a Duration extension due to a reason that is attributable to the Contractor, the Contractor shall assume the Default Liability.

14.3 If the Client requires an early completion in the course of construction, the parties shall enter into an early completion agreement as part of the contract documents by negotiation. The early completion agreement shall include, amongst others, the measures to be taken by the Contractor to ensure the quality and safety of the Project, the conditions to be provided the Client for the early completion and the Additional Contract Price related to the early completion.

IV. Quality and Inspection

15. Project Quality

15.1 The construction of the Project shall meet the quality standards as agreed in the Agreement. The quality evaluation standards shall be based on the national or industrial quality inspection and evaluation standards. If the quality of the Project fails to meet the standards as agreed due to a reason that is attributable to the Contractor, the Contractor shall assume the Default Liability.

15.2 In case of any dispute between the parties in respect of the Project quality, such dispute shall be evaluated by a project quality inspection organization as agreed by the parties. The Costs required and losses caused thereby shall be assumed by the liable party. If the parties are both liable, they shall assume the liabilities of their own respectively.

16. Examination and Reconstruction

16.1 The Contractor shall conduct construction carefully according to the standards, specifications, the design Drawings and the instructions given the Engineer pursuant to the contract, accept the inspection and examination by the Engineer from time to time, and facilitate such inspection and examination.

16.2 Once the Engineer finds any part of which the quality fails to meet the agreed standards, the Engineer shall require the Contractor to remove such part and conduct reconstruction. The Contractor shall remove the part and conduct reconstruction according to the Engineer’s requirements until the agreed standards have been satisfied. If the agreed standards fail to be satisfied due to a reason that is attributable to the Contractor, the Contractor shall assume the Costs for the removal and reconstruction and the Duration shall not be extended.

16.3 The inspection and examination by the Engineer shall not affect the normal construction. If the normal construction is affected and any unqualified construction is found during the inspection and examination, the Costs for affecting the normal construction shall be assumed by the Contractor. Otherwise, the Additional Contract Price for affecting the normal construction shall be assumed by the Client and the Duration shall be extended accordingly.

16.4 Any Additional Contract Price occurred due to a wrong instruction of the Engineer or other reasons that are not attributable to the Contractor shall be assumed by the Client.

17. Concealed Works and Intermediate Acceptance

17.1 In respect of any part of the Project that satisfies the concealment conditions or is subject to the intermediate acceptance inspection as agreed in the Special Provisions, the Contractor shall conduct self-inspection and notify the Engineer for acceptance inspection in a Written Form 48 Hours prior to the concealment or intermediate acceptance inspection. The notice shall include the contents of the concealment and intermediate acceptance inspection, the time and place of the acceptance inspection. The Contractor shall prepare an acceptance inspection record, and if the part past the acceptance inspection, the Contractor may continue the concealment and construction after the Engineer signs on the acceptance inspection record. If the part failed the acceptance inspection, the Contractor shall make revisions within the time frame given by the Engineer and proceed with a new acceptance inspection procedure.

17.2 If the Engineer is unable to conduct the acceptance inspection on time, the Engineer shall make a request for postponement to the Contractor in a Written Form 24 Hours prior to the acceptance inspection. Such postponement shall not exceed 48 Hours. If the Engineer fails to make a request for postponement within the time period mentioned above and does not conduct the acceptance inspection, the Contractor may conduct the acceptance inspection itself and the Engineer shall recognize the acceptance inspection record.

17.3 If the quality of the part of the Project satisfies the standards, specifications, the design Drawings and other requirements upon the acceptance inspection of the Engineer, but the Engineer fails to sign on the acceptance inspection record within 24 Hours of the acceptance inspection, the Engineer shall be deemed to have recognized the acceptance inspection record and the Contractor may continue the concealment and construction.

18. Re-inspection

Regardless the acceptance inspection conducted by the Engineer, when the Engineer requires re-inspecting the parts that have been concealed, the Contractor shall peel off or drill holes in the relevant parts and make re-concealment or restoration after the re-inspection. If the parts are qualified after the re-inspection, the Client shall assume all the Additional Contract Price arising therefrom, indemnify the Contractor against any loss and extend the Duration accordingly. If the parts are not qualified after the inspection, the Contractor shall assume the total Costs arising therefrom and the Duration shall not be extended.

19. Commissioning

19.1 In respect of the parts that are subject to commissioning as agreed by the parties, the content of the commissioning shall be consistent with the parts installed by the Contractor.

19.2 If the equipment installation part of the Project satisfies the conditions of single machine commissioning without loading, the Contractor shall arrange the commissioning and notify the Engineer in a Written Form 48 Hours prior to the commissioning. The notice shall include the contents, time and place of the commissioning. The Contractor shall prepare a commissioning record, and the Client shall provide requisite conditions for the commissioning as required by the Contractor. If the part is qualified after the commissioning, the Engineer shall sign on the commissioning record.

19.3 If the Engineer is unable to participate in the commissioning as scheduled, the Engineer shall make a request for postponement to the Contractor in a Written Form 24 Hours prior to the commissioning. Such postponement shall not exceed 48 Hours. If the Engineer fails to make a request for postponement within the time period mentioned above and does not participate in the commissioning, the Engineer shall recognize the commissioning record.

19.4 If the equipment installation part of the Project satisfies the conditions of linkage commissioning without loading, the Client shall arrange the commissioning and notify the Contractor in a Written Form 48 Hours prior to the commissioning. The notice shall include the contents, time and place of the commissioning as well as the requirements for the Contractor. The Contractor shall get prepared according to the relevant requirements. If the part is qualified after the the commissioning, the parties shall sign on the commissioning record.

19.5 Responsibilities and Liabilities of the Parties

(1) If the part of the Project fails to meet the requirements for acceptance after the commissioning due to a reason of design, the Client shall ask the Designer to modify the design. The Contractor shall make re-installation according to the revised design. The Client shall assume all the Costs and Additional Contract Price arising from the modification of design, removal and re-installation and the Duration shall be extended accordingly.

(2) If the part of the Project fails to meet the requirements for acceptance after the commissioning due to a reason of equipment manufacturing, the party procuring such equipment shall be responsible for re-purchasing or repair of such equipment and the Contractor shall be responsible for removal and re-installation. If the equipment is procured by the Contractor, the Contractor shall assume the Costs for repair, re-purchasing, removal and re-installation and the Duration shall not be extended. If the equipment is procured by the Client, the Client shall assume the Additional Contract Price for above items and the Duration shall be extended accordingly.

(3) If the part of the Project fails to meet the requirements for acceptance after the commissioning due to a reason of the Contractor’s construction, the Contractor shall make re-installation and re-commissioning according to the Engineer’s requirements and assume the Costs for re-installation and re-commissioning. The Duration shall not be extended.

(4) Except for the amount as included in the Contract Price or as agreed otherwise in the Special Provisions, all the Costs for commissioning shall be assumed by the Client.

(5) If the part of the Project is qualified after the the commissioning and the Engineer fails to sign on the commissioning record within 24 Hours of the commissioning, the Engineer shall be deemed to have recognized the commissioning record and the Contractor may continue the construction or carry out completion formalities.

19.6 The commissioning with raw materials shall be done by the Client after the completion acceptance inspection of the Project. If the Client requires such commissioning prior to the completion acceptance inspection of the Project or needs the Contractor’s assistance, the consent of the Contractor shall be obtained and a supplementary agreement shall be entered into separately.

V. Construction Safety

20. Construction Safety and Inspection

20.1 The Contractor shall comply with relevant regulations regarding construction safety production, arrange the construction strictly according to safety standards, accept any supervision and inspection conducted by industrial safety inspectors according to law from time to time, adopt necessary safety protection measures and eliminate potential accidents. The Contractor shall be liable for the accidents caused by ineffectiveness of its safety measures and shall assume all Costs and liabilities arising therefrom.

20.2 The Client shall provide training on safety to the Contractor’s workers at the Construction Site and shall be responsible for their safety. The Client shall not require the Contractor to construct in violation of safety administrative regulations. The Client shall be liable for accidents caused by a reason that is attributable to the Client and shall assume the Costs and liabilities arising therefrom.

21. Safety Protection

21.1 In respect of the construction at sites near power equipment, electric transmission lines, underground pipelines, sealed shockproof workshop, flammable and explosive things and major traffic arteries, the Agreement or shall propose safety protection measures to the Engineer prior to the commencement of the construction and start the construction after obtaining the confirmation by the Engineer. The Costs regarding the protection measures shall be assumed by the Client.

21.2 Prior to the blasting operation, the construction in a radiation or hazardous environment (including storage, transportation, usage) and the usage of deleterious and corrosive substances, the Contractor shall notify the Engineer in a Written Form 14 Days prior to the construction and propose relevant safety protection measures and start the construction after obtaining the confirmation by the Engineer. The Costs regarding the protection measures shall be assumed by the Client.

22. Treatment of Accident

In case of serious casualties and other accidents, the Contractor shall immediately report to relevant departments according to relevant regulations and notify the Engineer. The Contractor shall deal with the accidents according to requirements of relevant government authorities and the Costs shall be assumed by the liable party.

VI. Contract Price and Payment Methods

23. Contract Price & Adjustments

23.1 The Contract Price of the tender construction shall be based on the tender prices as listed on the tender notice agreed upon by the Client and the Contractor in the Agreement. Other contract prices not forming part of the original tender requirements shall also be agreed upon by the Client and the Contractor and stated clearly in the Agreement in accordance with the Project budget statement.

23.2 Once the Contract Price had been agreed upon and stated in the Agreement, the said Contract Price shall not be unilaterally changed without permission. The Contract Price shall be ascertained on fixed total price, fixed unit price or other pricing methods as agreed upon by both parties.

(1) Contract Price based on fixed total price. The Contract Price agreed by both parties in the Special Provisions shall include scope of risks and calculation method of risk expenses. The Contract Price shall not be adjusted within the scope of agreed risks. The adjustment of the Contract Price beyond the scope of agreed risks shall be stipulated in the Special Provisions of this contract.

(2) Contract Price based on fixed unit price. Unless otherwise stipulated in the Special Provisions of this contract, the unit price shall not be adjusted within the scope of agreed risks. If the change in quantity, beyond the scope of agreed risks, exceeds 10% of the bill of quantities of this Project, and the counterpart change in amount exceeds 0.01% of the contract amount, the unit price could be adjusted.

23.3 Unless otherwise stipulated in the Special Provisions of this contract, the Contract Price could be adjusted due to the change in cost by the following factors:

(1) The Contract Price affected by the laws, administrative regulations and major changes in related national policies;

(2) The Duration of the Project exceeds 12 months;

(3) Other factors agreed by the both parties.

Price adjustment factors and adjustment methods shall be agreed by the both parties.

24. Advance payment for the Project

To implement Project advance payment, the time and amount of the Project advance payment to be paid by the Client to the Contractor shall be stipulated by both parties separately.

25. Confirmation of Bill of Quantities (BOQ)

25.1 The Contractor shall submit the report to the Engineer on the bill of quantities already completed at the time as stipulated in the Special Provisions of this contract. The Engineer shall verify the actually completed bill of quantities (hereinafter referred to as the quantity measurement) against the design drawings within 14 days upon receipt of the report and notify the Contractor 24 hours in advance to send people for joining and facilitating the quantity measurement. After the receipt of the notice the Contractor does not attend the quantity measurement, the measurement shall take effect automatically as the basis for payment of the Project price.

25.2 If the Engineer fails to carry out the quantity measurement within 7 days upon receipt of the Contractor’s report, the bill of quantities specified in the Contractor’s report shall be deemed as being confirmed by the Engineer from the 15th date of the receipt of the report, which shall be the basis for the payment of the Project price. If the Engineer fails to notify the Contractor to attend the quantity measurement on the time as agreed, which caused the Contractor’s inability to join, the quantity measurement shall be invalid.

25.3 The Engineer shall not consider the quantity measurement for any bill of quantities exceeding the scope of the designed drawings and the rework of the bill of quantities due to the Contractor’s default.

26. Payment Term (Progress payment)

26.1 The date, amount and method of Project fund (progress payment) to be paid by the Client to the Contractor shall be stipulated by both parties in a separate agreement.

26.2 The adjusted Contract Price based on Clause 23 in this General Provision, the adjusted Contract Price as per Clause 31 and other Additional Contract Price as agreed under other clauses shall be adjusted and paid concurrently with the Project price (progress payment).

26.3 Retainage shall be drawn in accordance with the stipulated proportion when the Client pays the Project price (progress payment).

26.4 If the Client fails to pay the Project price (progress payment) later than the agreed payment time, the Contractor may issue a notice to request payment. If the Client remains unable to pay as requested after receipt of the payment request notice, the Client may consult with the Contractor to enter an agreement for the postponement of the payment. Through consent of the Contractor, the payment can be postponed. The agreement shall expressly stipulate the date for the postponed payment and the Client shall pay the loan interest for the Project price payable from the 15th day after the confirmation of the quantity measurement.

26.5 Construction work is unable to continue due to the reason that the Client fails to pay the Project fund (progress payment) in accordance with the date, amount and method as stipulated separately, and no agreement has been reached by both parties for the postponement of the payment, the Contractor can suspend the construction. In this case the Client shall bear the Default Liability.

VII. Supply of Material and Equipment

27. Supply of material & equipment by the Client

27.1 If the material and the equipment to be supplied by the Client, in accordance with the stipulations as agreed in the Special Provisions, the two parties shall make an agreed list of material and equipment as an attachment to the contract. The list shall include the items, specification, model, quantity, unit price, quality grade, time and place of delivery of the material and equipment supplied by the Client.

27.2 The Client shall provide the material and equipment as per the list and provide the Contractor catalogs and certificates of qualification of the material and the equipment and shall be responsible for their quality. The Client shall inform the Contractor in Written Form 24 hours prior to the arrival of the material and equipment and the Contractor should designate personnel to jointly check the material and equipment at site.

27.3 The Contractor shall take stock of the material and equipment supplied by the Client and safe keep them. The Client shall bear the expense for the storage of the material and equipment. The Contractor shall be responsible for any loss and damage of the material and equipment by reason attributable to the Contractor.

If the Client fails to inform the Contractor to take stock of the material and equipment, the Contractor shall not be responsible for custody of the material and equipment, thus the Client shall bear the responsibility for the loss and damage of these material and equipment.

27.4 The Client shall bear the relevant responsibility in the event the supply of the material and equipment does not comply with the list. The specific content of the responsibilities to be borne by the Client shall be agreed upon by the parties in the Special Provisions according to the following situations:

(1) Discrepancy in unit price form the list of materials and equipment, the Client shall be responsible for the difference in price;

(2) Discrepancy in variety, specification, model, quality grade form the list of materials and equipment, the Contractor can refuse to receive custody of them, which shall be shipped out of the site by the Client and the Client is required to re-purchase the correct material and equipment;

(3) Discrepancy in specification and model, the Contractor may replace them with other specification and model through the consent of the Client, and the Client shall be responsible for the expenses incurred;

(4) Discrepancy in the place of delivery form the list, the Client shall be responsible to deliver the material and equipment to the designated place of delivery;

(5) The quantity supplied is less than the quantity as agreed on the list, the Client shall be responsible for the make-up of the quantity, when the quantity is more than that stipulated, the Client shall be responsible to ship the excess material and equipment away from the construction site;

(6) If the date of delivery is earlier than the agreed time as stipulated on the list, the Client shall be responsible for the storage cost incurred; when the delivery date is later than the agreed time as shown on the list, the Client shall be responsible to compensate the Contractor for the loss and (or) the corresponding Duration extension resulted from such delay.

27.5 Prior to the application of the material and equipment supplied by the Client, the Contractor shall be responsible to inspect or test them. Unqualified material and equipment shall not be used. The Client shall be responsible for the inspection or testing expenses.

27.6 The settlement method of the material and equipment supplied by the Client shall be stipulated in the Special Provisions of this contract.

28. Material and equipment purchased by the Contractor

28.1 If the Contractor is responsible to purchase the material and equipment, which shall be fully in conformity with the stipulations in the Special Provisions of this contract and the design as well as the relevant standards / codes. The Contractor shall provide catalogs and certificates of qualification to the Client and the Contractor shall be responsible for their quality. The Contractor shall notify the Engineer 24 hours prior to the arrival of the material and equipment to take inventory at site.

28.2 When the material and equipment purchased by the Contractor does not conform with the design requirement or standard / code, the Contractor shall be responsible to ship away from the construction site the non-conformity material and equipment within the time as requested by the Engineer and re-purchase the products that meet the requirements, and also be responsible for the expenses incurred and delayed Duration shall not be postponed.

28.3 Prior to the application of the material and equipment purchased by the Contractor should be inspected or tested according to the requirements of the Engineer. Unqualified material and equipment should not be used. The Contractor shall bear all the inspection or testing expenses.

28.4 If the Engineer discovers that the Contractor purchased and used unqualified design or standards/codes of material and equipment, the Engineers shall request the Contractor to repair, remove or re-purchase the material and equipment and bear the expenses so incurred. The delayed Duration so caused shall not be postponed.

28.5 If the Contractor needs to use substitute material, it should be approved by the Engineer. The parties shall conclude a written agreement to determine the variation of the Contract Price so caused.

28.6 The Client shall not designate the manufacturers or suppliers for the material and equipment to be purchased by the Contractor.

VIII. Alteration of the Project

29. Alteration of Design

29.1 In the course of construction, if the Client needs to alter the original design of the Project, the Client shall issue an alteration notice to the Contractor in Written Form 14 days prior to such alteration. If such alteration exceeds the scope of the original design standard or the approved scale, the Client shall submit an application with the corresponding Drawings and explanation provided by the original design institute to the planning and management department and other related departments for re-examination and approval. The Contractor shall proceed with the following alterations as required in accordance with the alteration notice and related requirements as issued by the Engineer:

(1) Alteration of the elevation, baselines, position and size of the relevant part of the Project;

(2) To increase or decrease the Bill of Quantities as agreed in the contract;

(3) Alteration of construction time and work order of the related Project;

(4) Other additional works resulting from the alteration of the related Project.

The Client shall be responsible for the variation of the Contract Price and any loss incurred by the Contractor because of such alteration and the delay of the Duration shall be postponed correspondingly.

29.2 During the construction period, the Contractor shall not make any alteration to the original design. The Contractor shall bear the expenses and the direct loss incurred to the Client resulting from the unauthorized alteration of the design by the Contractor and the delayed Duration of the Project shall not be extended.

29.3 The Contractor shall seek approval from the Engineer during the construction period for any rational suggestions involving alteration of design Drawings or construction design, and substituting the use of material or equipment. For any unauthorized used or substitutions, the Contractor shall bear all costs and expenses arising therefrom and compensate related loss to the Client, the delayed Duration shall not be extended.

In the event the Engineer agrees to adopt the Contractor’s rational suggestions, the Client and the Contractor shall otherwise decide through separately agreement on how to bear or share the expenses and the benefits so incurred.

30. Other Alterations

During the performance of the contract, if the Client requests to change the quality standard of the Project and if other substantive changes occurred, it shall be resolved by the parties through mutual agreement.

31. Confirmation of Alteration in Price

31.1 The Contractor shall submit a report altering the Project price within 28 days after the alteration of the Project to adjust the Contract Price upon confirmation by the Engineer. In addition to the applicability of Clause 23.2, and Clause 23.3, alteration of the Contract Price shall proceed as follows:

(1) If there is an applicable price in the contract for the altered Project, the Contract Price shall be revised in accordance with such price;

(2) If there is only similar price in the contract for the altered Project, the Contract Price shall be revised using such price as a reference;

(3) If there is neither applicable nor similar price in the contract for the altered Project, the Contractor can put forward an appropriate alteration price and execute it upon receipt of the Engineer’s approval.

31.2 If the Contractor fails to submit the Project alteration price report to the Engineer within 28 days after the parties confirmed the alteration of the Project, it shall be deemed that such alteration does not involve the change to the Contract Price.

31.3 The Engineer shall confirm the report on alteration of Project price within 28 days upon receipt of such report. If the Engineer does not confirm the report without good cause, it shall be deemed that the alteration of Project price report is confirmed after 28 days upon delivery of such report.

31.4 If the Engineer does not agree with the alteration of the Project price submitted by the Contractor, it can be settled according to Clause 38 regarding dispute resolution under this General Provisions.

31.5 The increased Project price becomes Additional Contract Price as confirmed by the Engineer shall be paid concurrently with the payment of the Contract Price.

31.6 The Project alteration resulting from reasons attributable by the Contractor, the Contractor has no right to claim for the Additional Contract Price.

IX. Completion Acceptance Inspection of the Project and Settlement

32. Completion acceptance inspection

32.1 When the Project is ready for acceptance inspection, the Contractor shall provide the Client with the full completion data and acceptance inspection report as required by the relevant national provisions on project completion acceptance inspection. If the parties agreed that the as-built drawings to be provided by the Contractor, it should be clearly indicated in the Special Provisions as to the date of submission and number of copies required.

32.2 The Client shall invite the departments concerned and arrange the acceptance inspection within 28 days upon receipt of the report for acceptance inspection of the work submitted by the Contractor. The Client shall confirm or put forward revision comments within 14 days after the acceptance. The Contractor shall modify the work as per the Client requirement and bear all the expenses incurred on its own fault.

32.3 If the Client does not arrange the acceptance inspection within 28 days after the receipt of the acceptance inspection report submitted by the Contractor, or does not put forward any revision comments on the report within 14 days after the acceptance inspection, it shall be deemed that the Client has confirmed the acceptance inspection report.

32.4 After the acceptance inspection of the Project, the date of submission of the acceptance inspection report shall be the date of completion of the Project. If the Project is accepted after some revision work required by the Client, the actual date of completion of the Project shall be the date of the completion of the revision work and as inspected and accepted by the Client.

32.5 If the Client does not arrange the acceptance inspection within 28 days after the receipt of the acceptance inspection report submitted by the Contractor, the Client shall be responsible for the safekeeping of the completed work and other unexpected liability starting from the 29th date of the submission of the acceptance inspection report.

32.6 The scope and completion date for the intermediate project handover shall be stipulated in the Special Provisions of this contract. Such acceptance inspection procedures shall follow the stipulations at Clauses 32.1 to 32.4 in this General Provisions of this contract.

32.7 Out of special reasons, the Client requires some single construction or part of the constructions be left unfinished, in such case the parties shall conclude in a separate agreement on leaving some of the construction unfinished, to stipulate the liabilities of both parties, the project price and the terms of payment.

32.8 The Client shall not use the construction that has not been accepted and inspective or has not passed the completion acceptance inspection. If the Client insists on using these constructions, the Client shall be responsible for any quality liability and other problems arise therefrom.

33. Completion Settlement

33.1 The Contractor shall deliver to the Client a completion settlement report of the Project and complete settlement materials within 28 days after the confirmation of the project completion acceptance inspection report by the Client, the final payment shall be settled by both parties based on the agreed Contract Price in accordance with the Agreement and adjustment to the Contract Price shall be made as stipulated in the Special Provisions of this contract.

33.2 The Client shall verify the completion settlement report and complete settlement materials delivered by the Contractor within 28 days after the receipt of them, either confirm it or put forward revision comments. After the Client has confirmed the completion settlement report and notify its bank to pay the settlement to the Contractor. The Contractor shall deliver the completed Project to the Client within 14 days after the receipt of the settlement payment.

33.3 The Engineer shall confirm the payment of 50% Retainage to be paid to the Contractor at the time of the completion settlement. The rest of the Retainage may be substituted by the letter of guarantee.

33.4 If the Client fails to pay the Project completion settlement payment within 28 days after the confirmation of the completion settlement report is submitted by the Contractor without good cause, the Client shall be responsible to pay the bank loan interest on the same period for the overdue Project price from the 29th day after the confirmation of the completion settlement report and bear the Default Liability.

33.5 If the Client fails to pay the project completion settlement payment within 28 days after the confirmation of the completion settlement report, the Contractor have the right to demand the Client to pay the settlement immediately. If 56 days after the confirmation of the completion settlement report, the Client still fails to pay, the Contractor and the Client can enter into an agreement to settle the outstanding amounts in discount. The Contractor can also choose to apply to the People’s Court to have such Project put up for auction and the proceeds of the Project discounted price and the auctioned price will be prioritized to satisfy the Contractor’s claims.

33.6 If the Contractor fails to deliver the completion settlement report and complete settlement material to the Client within 28 days after the confirmation of the Project acceptance inspection report by the Client, resulting in the failure to carry out the normal proceeding for the Project completion settlement or the Project completion settlement payment cannot be timely paid, if the Client requests to deliver the Project, the Contractor shall meet their requirement to deliver; if the Client does not request the delivery of the Project, then the Contractor shall be responsible for custodial responsibility.

33.7 If there is dispute over the Project completion settlement payment between the Client and the Contractor, it shall be resolved as per the stipulations in Clause 38 on dispute resolution in this General Provisions of this contract.

34. Defect Liability

34.1 The Contractor shall complete all the outstanding obligations indicated in the Hand-over Certificate and repair the defects in the defect liability period as well as repair the defects and damages exposed in the defect liability period as required by the Client.

Unless otherwise provided for in the Special Provisions of this contract, the defect liability period as to the Project and the distributing and subentry Works is one year.

34.2 If the design, construction or the material and equipment supplied by the Contractor is not in conformity with the contract, or the defects of the Project are attributed to breaching the contract by the Contractor, the Contractor shall take the liability to repair and bear all the expenses therefrom.

34.3 If the Contractor fails to repair the defects mentioned above within a reasonable period, the Client may repair it on its own, or choose a third party to repair, while the Contractor shall bear all the expenses arise therefrom.

34.4 Upon the expiration of the Defects Liability Period, the Engineer shall issue a performance certificate and pay the remaining Retainage or return the Retainage guarantee within 14 days.

35. Warranty Liability

According to the laws, administrative regulations or relevant national provisions on the project quality warranty, the Contractor shall reach an agreement with the Client upon the construction quality warranty before the Project is completed, inspected and accepted, and take the responsibility for the project quality warranty within the liability period.

X. Default, Claims and Dispute

36. Default

36.1 Default by the Client

(1) The Client fails to pay the project advance payment as provided in Clause 24 of this General Provisions;

(2) The construction work cannot be carried out because of the Client fails to pay the Project price as agreed in Clause 26.5 of this General Provisions;

(3) The Client fails to pay the project completion settlement payment without good cause as mentioned in Clause 33.3 of this General Provisions;

(4) Other situations whereby the Client does not perform or fails to perform its obligations as stipulated in the contract.

In the event the above situations occur during the performance of this Contract, the Client shall be responsible for the Default Liability and shall compensate the Contractor for the economic loss arising from the default of his performance and shall extend the Duration for the delay so caused. The parties shall stipulate their agreement in the Special Provisions of this contract on the method of calculation for the loss of the Contractor or for the compensation amount payable by the Client for the default.

36.2 Default by the Contractor

(1) The date of completion is not in conformity with the stipulations in Clause 14.2 of this General Provisions in this contract or the Project is not completed according to the the Engineer’s consent of the extended date because of the fault by the Contractor;

(2) Project quality is not in conformity with the quality standard as stipulated in the Agreement as referred in Clause 15.1 of this General Provisions in this contract because of the fault by the Contractor;

(3) Other situations whereby the Contractor does not perform or fails to perform its obligations as agreed in the contract.

In the event the above situations occur during the performance of this Contract, the Contractor shall be responsible for the Default Liability and shall compensate to the Client for the economic loss arising from such default. The parties shall stipulate their agreement in the Special Provisions of this contract on the method of calculation for the compensation of the loss to the Client by the Contractor or for the compensation amount payable by the Contractor for the default.

36.3 During the performance of this Contract, event of default occurs to a party of the Contract, while the other party may request the defaulting party to continue to observe and perform the contract, the defaulting party shall bear the aforesaid Default Liability after continuance performance of the contract.

37. Claims

37.1 During the performance of the contract, in the event actual loss is incurred from the fault of the other party to the contract, the suffering party may claim such loss form the other party for the economic compensation and (or) request extension of the Duration of the Project. When one party raises a claim, there should be an event of claim with valid evidence of the occurrence of the claim.

37.2 When the Client fails to perform the obligations as per the contract, or other mistakes occur that the Client shall be responsible, resulting in the postponement of the Duration and (or) the Contractor cannot obtain the Contract Price in time and other economic loss of the Contractor, the Contractor can submit the claim as per the following procedures in Written Form:

(1) Submit a claim notice of intent to the Engineer within 28 days of the occurrence of the claim event;

(2) Within 28 days after the submission of a claim notice of intent, the Contractor shall deliver to the Engineer a claim report with the relevant information requesting the extension of the Duration and (or) economic loss compensation;

(3) Within 28 days after receipt of the claim report and relevant information delivered by the Contractor, the Engineer shall give the reply or asks the Contractor to supplement further claim reasons and evidence;

(4) If the Engineer fails to reply or fail to put forward the further request to the Contractor within 28 days after the receipt of the claim report and relevant information as delivered by the Contractor, it shall be deemed that such claim has been approved;

(5) When the claim event continues in progress, the Contractor shall issue intent of claim to the Engineer in stages. Within 28 days after the end of the claim event, the Contractor shall submit to the Engineer claim relevant material and final claim report. The procedure for claim-reply is the same as stipulated in (3) and (4).

37.3 The Client shall submit claim to the Contractor as per time limit in accordance with the above clause for the economic loss incurred by the Client because of the Contractor does not perform the obligations in the contract or the fault on their part.

38. Dispute

38.1 Any dispute occurs in the course of performing the contract between the Client and the Contractor can be settled through mutual reconciliation or invite a third party for mediation. When the parties concerned do not agree to sort for reconciliation or mediation, or reconciliation and mediation are not successful, the dispute can be settled via submitting application for arbitration to the Arbitration Committee as agreed by both parties in the Special Provisions of this contract, or choose other method to resolve the dispute.

38.2 The two parties shall continue to perform the contract, carry out the construction work and take care of the completed work even under the condition that the dispute exists with the exception of any of the following situations occurs:

(1) The Contract cannot be performed because of unilateral breach of the contract by one party. The parties conclude an agreement to stop the construction work;

(2) Cease of construction work is required by the mediation and the decision is accepted by the both parties;

(3) The arbitral institution requests the cease of the construction work;

(4) The People’s Court requests the cease of the construction work.

XI. Others

39. Subcontracting of the Project

39.1 A part of the Project is sub-contracted by some sub-Contractors as per stipulations in the Special Provisions of this contract and sub-contracts are entered into with the sub-contract entity. The Contractor has no right to sub-contract any part of the Project without any agreements between the parties.

39.2 The Contractor is not allowed to transfer the entire Project contracted to the third party or split the work into several parts he has contracted to other people in the form of sub-contracting.

39.3 The Contractor shall not be released from any liabilities and obligations even when the work is sub-contracted by others. The Contractor shall send his administrative staff to the sub-Contractor construction site to ensure the contract successfully performed. The Contractor shall bear the whole responsibility for any breach of the sub-Contractors or damage to the Project due to the negligence of the sub-contractors and caused other loss to the Client (any losses of the Contractor arising from such sub-contract, the Contractor shall settle the dispute by himself according to the respective sub-contracts).

39.4 The Project price of the sub-sub-contracts shall be settled by the Contractor and the sub-contract entity. Without the consent of the Contractor, the Client shall not pay any kinds of the Project price to the sub-contractors in any form.

40. Force Majeure

40.1 Force Majeure includes war, turmoil, flying object falling or explosion, fire, emergent public health event not caused by the Client or the Contractor and those natural disasters stipulated in the Special Provisions of this contract such as typhoon, storm, great snow, flood and earthquake, etc.

40.2 After the event of Force Majeure occurs, the Contractor shall immediately notify the Engineer of the event, and do their best to take measures to lessen the loss to the least degree while the Client shall aid the Contractor to take measures. If the Engineer deems necessary to temporarily suspend the construction work, the Contractor shall follow his instruction. The Contractor shall timely report to the Engineer the loss resulted from the event of Force Majeure after the incident, the extent of the damage and the estimated costs needed for the cleaning of site and repair work. If the event of the Force majeure is a continuous one, the Contractor shall report to the Engineer the extent of damages at an interval of 7 days. The Contractor shall submit a formal report and relevant information to the Engineer on the expenses for cleaning the site and repair work within 28 days after the end of the incident.

40.3 The cost resulting from the event of Force Majeure and the postponement of the Duration shall be shared by both parties in accordance with the following method:

(1) The Client is responsible for direct loss to the Project, the third party death or injury or loss of property due to the damages to the Project and loss over the construction material shipped to be used and equipment to be installed at the construction site;

(2) Both the Client and the Contractor are responsible respectively for the corresponding cost of the injury and death of the personnel of their own companies;

(3) The Contractor shall be responsible for the damage to the machinery and equipment and stoppage loss;

(4) During the suspension of the Project, the Client shall be responsible for the cost incurred for keeping the requisite management staff and the security staff at the construction site designated by the Contractor at Engineer’s request;

(5) The Client shall be responsible for the costs of cleaning the site and repairing the Project as necessary;

(6) The delayed Duration shall be postponed correspondingly.

40.4 Force Majeure occurs at the time when one party has delayed the performance of the contract; still this party cannot be released from the relevant liabilities.

41. Insurance

41.1 Prior to the commencement of the construction work, the Client shall complete insurance and pay the insurance premium for the life and property of its own staff and third party personnel engaged in the Project construction and the construction site.

41.2 The Client shall be responsible to handle the insurance and pay the insurance premium for building material shipped and to be used in the construction site and for the equipment to be installed.

41.3 The Client can entrust the Contractor to complete the necessary insurance proceedings and pay the insurance premium.

41.4 The Contractor shall complete the insurance for their staff engaged in the dangerous work for accident insurance, and insurance for the life and property of the personnel and construction machinery and equipment in the construction site and pay the insurance premium for them.

41.5 When insurance incident occurs, the Client and the Contractor are obliged to do their best and take the necessary measures to prevent the accident or reduce the loss to the least degree.

41.6 The specific contents to be insured and other related responsibilities as stipulated in the Special Provisions of this contract by the Client and the Contractor.

42. Guarantee

42.1 In order to ensure the full performance of the contract, the Client and the Contractor shall each provide the following guarantee documents to the other party.

(1) The Client provides the Contractor the credit certificate to demonstrate his ability to pay or the guarantee for performance of the contract from any third party which has the similar ability of payment as the Client.

(2) The Contractor provides the Client the credit certificate to demonstrate his ability of indemnity or the guarantee for performance of the contract from any third party which has the similar ability of indemnity as the Contractor.

42.2 When one party breaches the contract, the other party claim damage from the breaching party, the other party may require the third person that provides guarantee liability for it if the other party is unable to partly or fully undertake the liability of compensation.

42.3 Contents, mode and relevant liabilities of the guarantee shall be stipulated in the Special Provisions of this contract by the Client and the Contractor, in addition, the guarantee contract shall be entered into by and between the guaranteed and the guarantor as an attachment to this Contract.

43. Patent and Special Technology

43.1 When the Client wishes to apply patent and special technology, it shall first complete the relevant application procedures and bear the expenses on application, testing and usage when the Contractor requires applying patent and special technology, approval by the Engineer is necessary, the Contractor shall bear the related expenses and handle the application procedures.

43.2 Unauthorized use of patent and infringed the patent right of the others, the responsible party shall bear the respective legal liabilities.

44. Cultural / Historic Relic and Underground Obstacles

44.1 Any ancient tomb, ancient historic relics and fossil and other relics with archaeological value and geological research found in the course of the Project construction, the Contractor shall keep intact of the scene and notify the Engineer in Written Form within 4 hours after the finding, while the Engineer shall report to the local cultural relics management department within 24 hours after receipt of the written notice. Both the Client and the Contractor shall take proper measures to protect those historic relics in accordance with the request of the cultural relics management department. The Client shall bear the expenses incurred and the Duration of the Project shall be duly postponed.

The responsible party shall bear the respective legal liability for withholding the truth after the findings of the above situations.

44.2 Any underground obstacles found in the course of the Project construction, the Contractor shall notify the Engineer in Written Form within 8 hours after the discoveries, and provide the solution scheme at the same time, while the Engineer shall confirm or propose amendment scheme within 24 hours after the receipt of the solution scheme from the Contractor. The Client shall bear the expenses incurred therefrom and the Duration of the Project shall be duly postponed.

When the underground obstacles are known to be the property of a certain unit, the Client shall submit a report to the relevant departments for the joint effort to coordinate disposal.

45. Discharge of Contract

45.1 The contract can be discharged through unanimous agreement reached by the Client and the Contractor of this Contract.

45.2 In case of occurrence of the situation provided in Clause 26.5 of this General Provisions, and the suspension of the construction work for more than 56 days and the Client still fails to pay the Project fund (progress payment), the Contractor has right to discharge this Contract.

45.3 In case of the occurrence of the prohibition situation provided in Clause 39.2 of this General Provisions, the Contractor has transferred to others in the name of sub-contractor the whole of this Project or transfer to others in the name of sub-contractor after splitting the whole Project into several parts, the Client has right to discharge the contract.

45.4 Both the Client and the Contractor may discharge the contract if any one of the following situation occurs:

(1) Contract cannot be performed due to Force Majeure;

(2) Breach of the contract by one party (including the cease of the Project or the Project has been postponed due to the fault of the Client) and caused the inability to perform the contract.

45.5 One party demands that the contract be discharged as stipulated in Clauses 45.2, 45.3 and 45.4, it shall submit a notice in Written Form to notify the other party for discharging the contract, and inform the other party 7 days prior to the issuance of the notice. When the notice is received by the other party, the contract shall be discharged. Any dispute on discharging the contract can be settled as per the Clause 38 on “Dispute” in this General Provisions of the contract.

45.6 After the contract is discharged, the Contractor shall take good care of the completed part of the construction work, purchased material and equipment and prepare for the handing over, withdrawal of all their equipment and staff from the construction site according to the Client’s request. The Client shall provide necessary conditions for the Contractor to remove their equipment out of the construction site and bear the expenses arising therefrom and pay the Project price for the completed construction as agreed in the contract. The ordered material and equipment to be returned to the suppliers or cancel the purchase order by the purchasing party. The Client shall bear the loss to the ordered material and equipment that cannot be returned and costs for the cancellation of the purchase order. The responsible party shall bear the loss arising from the failure to return the material and equipment in time. Besides, the party in fault shall compensate the other party for the loss incurred due to the termination of the contract.

45.7 The discharge of the contract does not affect the validity of settlement and liquidation as set out by the parties in the contract.

46. Effectiveness and Termination of Contract

46.1 The manner of contract effectiveness shall be stipulated by the parties in the Agreement.

46.2 After the Client and the Contractor observed all the obligations in the contract, upon the issuance of a performance completion certificate by the Client to the Contractor; this contract shall be terminated immediately.

46.3 After the termination of the rights and obligations in the contract, both the Client and the Contractor shall adhere to the principle of good faith and prestige to fulfill the obligations of notice, assistance and confidentiality.

47. Number of the Contract Copies

47.1 This contract is made in two originals, each having equal legal effect, the Client and the Contractor shall each keep one original.

47.2 The number of the copies of the contract shall be decided by the parties in accordance of the needs as stipulated in the Special Provisions of this contract.

48. Supplement Clauses

According to the relevant laws, administrative regulations combined with the practical conditions of the Project, the parties, reach unanimous agreement through consultation, can specified the content, supplement or modify the clauses of these General Provisions. All specified content, supplements, or modifications to the clauses of the General Provisions shall be stipulated in the Special Provisions of this contract.

Part Three Special Provisions

I. Definitions and Contract Documents

1. Contract Documents and Construction Order

Composition and construction order of contract documents: refer to the content and order set out in Clause 6 of this Agreement.

2. Language and Governing Laws, Standards and Specifications

2.1 This contract is written in Chinese and     /     language as well.

2.2 Governing Laws and Regulations

Laws or administrative regulations requiring to be clearly indicated: the Contract Law of the People’s Republic of China, the Construction Law of the People’s Republic of China, the Bidding Law of the People’s Republic of China and other applicable laws and regulations.

2.3 Applicable Standards and Specifications

Names of applicable standards and specifications: applicable regulations and standards of the current national Construction and Inspection Specifications for Construction and Installation Project and the Standards of Quality Inspection and Evaluation for Construction and Installation Project.

Agreement in case of no applicable domestic standards and specifications: based on the construction Drawings, the Client and Contractor of the Project shall carry out implementations with the Supervisor and the Designer by reference to Clause 3.3 of the General Provisions.

3. Drawings

3.1 Date and sets of Drawings provided by the Client to the Contractor: six sets of complete construction Drawings shall be provided before the official commencement of the Project.

Client’s requirements for keeping the Drawings confidential: none

Requirements for use of foreign Drawings and Costs assumption: none

II. General Rights and Obligations of the Parties

4. Investment Supervisor

4.1 Engineer Dispatched by Investment Supervisor

Name:              Position:

Authority:

4.2 Engineer Appointed by Supervisor

Name:              Position:

Authority granted by the Client: right to investment, progress and quality control, contract management and coordination of the parties concerned at the construction stage.

Authority exercisable with the approval of the Client: Clauses 17, 18, 19 of the Supervision Contract for Construction Project.

4.3 If supervision is not applicable, the authority of the engineer:     /

5. Contractor’s Representative

Name:              Position: Project Manager

Authority: perform the rights and obligations of the Contractor as set out in contracts, and handle at his/her sole discretion all matters occurred at the construction site on behalf of the Contractor. All instruments signed by him/her with respect to the quality, materials and progress of the Project and the Project fund report shall be binding upon the Contractor.

6. Client’s Representative

6.1 Name:              Position: Field Representative

6.2 Authority: perform the rights and obligations of the Contractor as set out in contracts, and handle at his/her sole discretion all matters occurred at the construction site on behalf of the Contractor. All instruments signed by him/her with respect to the quality, materials and progress of the Project and the Project fund payment shall be binding upon the Client.

6.3 The Client shall complete the following work at the appointed time and pursuant to the agreed requirements:

(1) Requirements and completion time for the Construction Site to satisfy the construction conditions: achieve housing demolition, compensations for young crops, ground stilt buildings and underground obstacles clearance, etc. prior to construction commencement by the Contractor.

(2) Time, location and supply requirements for connecting the water, power, and telecommunication lines required by construction to the Construction Site: connect them to the side of the red line of the Construction Site prior to construction commencement, and their capacities shall meet the need of construction.

(3) The time and requirements for opening the passages between the Construction Site and the public roads: open before the commencement of construction

(4) Time to provide the information of the engineering geology and underground utilities: provide the Contractor with the information of the engineering geology and underground utilities of the Construction Site prior to construction commencement, and be responsible for the truthfulness and accuracy of the information.

(5) Names and completion time of the necessary certificates and approval documents to be handled by the Client for construction: the construction permit and other certificates necessary for construction shall be obtained before the commencement of construction.

(6) Requirements for benchmark and coordinate control point acceptance: identify the benchmarks and coordinate control points, submit them in Written Form to the Contractor, and deliver them for acceptance at the scene.

(7) Time for Drawings review and design clarification: within 7 days prior to commencement of construction, the Contractor shall submit an application to the Client, and the Client shall organize the Contractor and the Designer to conduct Drawings review and design clarification.

(8) Coordinate protection work for the underground utilities around the Construction Site and adjacent buildings, structures (including historical relics protection), and old trees: the Client shall coordinate and assume relevant Costs, and the Contractor shall be responsible for the losses caused by construction.

(9) Other work of the Client stipulated by the parties: coordinate all aspects of relationship in the course of construction and relevant work.

6.4 Work of the Contractor entrusted by the Client:     /

7. Contractor’s Work

(1) Time to deliver the design documents to be completed by Contractors with the required design qualification level and business scope:     /

(2) Names and completion time of the plans and statements to be provided: provide the schedule of the next-month construction progress and statistic statement of the current month progress each in duplicate prior to 25th of each month.

(3) Responsibilities and requirements for assuming the construction safety and security work and daytime construction lighting: refer to provision and maintenance of the daytime construction lighting, enclosure facilities and their safety and security work.

(4) Requirements for the office, residence and relevant facilities provided for the Client: the Contractor shall provide the owner and supervisor each with a site office, and furnish the offices with necessary office and living facilities.

(5) Procedures relating to traffic, environmental sanitation and construction noise management that are required to been gone through by the Contractor: refer to Clause 9.1(5) of the General Provisions.

(6) Special requirements and Costs assumption for finished product protection of the completed Project: refer to Clause 9.1(6) of the General Provisions.

(7) Protection requirements and expenses for the underground utilities around the Construction Site and adjacent buildings, structures (including historical relics and buildings under protection), and old and precious trees: refer to Clause 9.1(7) of the General Provisions.

(8) Sanitation and hygiene requirements for the Construction Site: comply with national laws and regulations in relation to environmental protection, ensure the cleanness of the Construction Site and civilized construction, and satisfy the environmental-health-related management provisions.

(9) Other work of the Contractor agreed by the parties:     /

III. Construction Organization Design and Duration

8.1 Progress Plan

If the Client raises questions and proposes reasonable amendments to the progress plan under the construction organization design (or plan), the Contractor shall provide the amended construction organization design within 5 days after signing of the contract, and the Client’s Representative shall give an official reply within 5 days upon receipt thereof.

8.2 Project Commencement

If the commencement conditions of the Project are satisfied, the Contractor shall start construction within 7 days upon receipt of the commencement notice from the Client.

8.3 Project Duration

The Duration of the contract shall be subject to the Duration in the winning bid of the Contractor.

8.4 Duration Delay

The Duration of the contract may be extended accordingly upon confirmation by the Client’s Representative if the Completion Date is delayed by the following reasons:

(1) Extra or additional bill of quantities exceeds more than 5% of the Contract Price.

(2) It is delayed or stopped by obstacles caused by the Client.

(3) Force Majeure.

(4) It is not caused by the fault of the Contractor.

If the Contractor fails to complete the Construction as scheduled not by reason of the foregoing, it shall assume the Default Liability.

8.5 Ahead of Duration

As required by the Duration in the bid inviting, the costs for measures to expedite construction solely determined by the Contactor in the bidding documents shall constitute part of the Contract Price.

If early completion is required in the course of construction and the parties enter into an early completion agreement by consensus, the Contractor shall provide the Client (Supervisor) with relevant measures or construction plans for early completion; the Client shall pay the Contractor additional costs necessary for early completion in an amount required in the bidding documents or determined by the parties through negotiations.

IV. Quality and Acceptance Inspection

9.1 Quality Standards

The Contractor shall carry out construction pursuant to the current national construction acceptance inspection rules and quality assessment standards, and the Client has no special requirements for the quality of this Project.

9.2 Quality Level of the Project

The quality level standards of the winning bid of the Contractor shall be those conditions agreed upon in the contract of this Project. The quality of the Project shall be supervised and arbitrated by Zhuji City Architectural Engineering Quality Supervision Station.

V. Safety Construction

10.1 The Contractor shall reinforce management of safety production, put the safety production expenditures into place, and formulate safe operation rules with respect to the construction, ensuring safety construction of the Project. The Contractor shall educate their employees to conduct civilized construction, and equip them with necessary facilities and labor protection articles for safety production.

10.2 The Client shall be responsible for the industrial accidents of all employees that are employed by the Contractor for its performance of the contract, including those employees of the subcontractors.

10.3 The Contractor shall be liable to make compensations for third-party casualties and property losses caused by the Contractor at the Construction Site and its adjacent areas.

10.4 The fees for safety construction, civilized construction and other measures have been included in the Contract Price, and their payment schedules have been included in the Project price payment. The Contractor shall reserve the fees for safety measures in a special account in an amount of not less than 1% of the Contract Price, which shall be subject to the supervision of competent departments.

10.5 The Client shall be liable for the industrial accidents of all personnel employed by the site organizations, and the Contractor shall be liable for the industrial injuries of the Client’s personnel caused by the Contractor.

10.6 The Client shall be liable to make compensations for third-party casualties and property losses caused by the Client at the Construction Site and its adjacent areas.

VI. Contract Price and Payment

11. Contract Price and Adjustment

11.1 The price of this contract shall be determined pursuant to Clause 23.2(1).

12. Advance Payment for the Project

12.3 The parties shall separately stipulate the time, amount and method to pay the advance payment for the Project.

13. Payment of Project Fund (Progress Payment)

13.1 The parties shall separately stipulate the time, amount and method to pay the Project fund (progress payment) for the Project.

VII. Supply of Materials and Equipment

14. Supply of Materials and Equipment by the Client

14.1 Where the materials and equipment supplied by the Client is not consistent with the list, the parties agree that the Client shall take the following responsibilities:

(1) if the unit price of the materials and equipment is not consistent with the list:     /

(2) if the variety, specification, type, and quality level of the materials and equipment is not consistent with the list:     /

(3) Materials that the Contractor can adjust and swap on behalf of the Client:     /

(4) if the place of arrival is not consistent with the list:     /

(5) if the supply quantity is not consistent with the list:     /

(6) if the time of arrival is not consistent with the list:     /

Settlement method for the materials and equipment supplied by the Client:     /

15. Materials and Equipment Purchase by the Contractor

15.1 The Contractor agrees that it shall purchase the materials and equipment pursuant to the General Provisions.

VIII. Project Changes

16.1 All changes requested by the Client or subsequently approved in Written Form shall be measured and valuated by the Supervisor. When the measurement is conducted, the Supervisor shall allow the Contractor to be on the scene, make such notes and conduct such measurement as possibly required.

16.2 If there is any change to the Costs due to any change to the Project, the Contractor shall submit a detailed report on any changed value within 14 days after such change.

16.3 For the purpose of this Project specified in the Drawings or the construction specifications, the Client may at any time instruct to make any changes, amendments, additions or deletions to this Project with respect to its design, quality or quantity (hereinafter “Project Changes”). Such Project Changes shall not change the responsibilities and obligations of the Contractor.

16.4 During the performance of this contract, the Contractor may at any time propose to the Client for Project Changes with a view to improving the quality, efficiency and safety of the Project. The Client may agree upon or reject the Project Changes proposed by the Contractor.

IX. Completion Acceptance Inspection and Settlement

17. Completion Acceptance Inspection

17.1 Agreement by the Contractor to provide the completion drawings: provide the complete as-built drawing within one month upon completion of the Project.

17.2 Scope and completion time of the mid-way delivered Project: (subject to the report on commencing the construction)

18. Settlement:

18.1 Time Limit of Settlement: The Contractor shall submit the complete settlement report to the Client within two months of completion acceptance inspection, and the Client shall verify and submit the complete settlement report to the audit unit within two months upon receipt thereof from the Contractor. The Client shall give the Contractor one-time notice of the supplementary materials within seven days from the date on which the settlement materials are submitted, or otherwise it shall be deemed as recognition of the Project settlement documents. If the audit unit completes the audit within the required time, the Client and the Contractor shall pay the audit charges to the audit unit in accordance with provisions.

X. Default, Claims and Dispute

19. Default

19.1 For the purpose of this contract, the detailed liabilities regarding the Client’s default are as follows:

The Default Liability of the Client as agreed in Clause 24 of the General Provisions of this contract: see the General Provisions.

The Default Liability of the Client as agreed in Clause 26.5 of the General Provisions of this contract: see the General Provisions.

The Default Liability of the Client as agreed in Clause 33.4 of the General Provisions of this contract: see the General Provisions.

Other Default Liabilities of the Client as agreed between the parties: none.

19.2 For the purpose of this contract, the detailed liabilities regarding the Contractor’s default are as follows:

The Default Liability of the Contractor as agreed in Clause 14.2 of the General Provisions of this contract: see the General Provisions.

The Default Liability of the Contractor as agreed in Clause 15.1 of the General Provisions of this contract: see the General Provisions.

Other Default Liabilities of the Contractor as agreed between the parties: none.

20. Dispute

In case any dispute occurs in the course of performing this contract, the parties shall settle it by negotiation or invite a third party to mediate. In case no agreement can be reached through negotiation or mediation, the parties agree to:

(I) submit the dispute to     /     Arbitration Commission for arbitration (if not applicable, please stroke this clause);

(II) seek other solutions: submit the case to the People’s Court of Zhuji City where the Project is located.

XI. Miscellaneous

21. Sub-contracting

21.1 The parts of the Project to be sub-contracted by the Contractor as agreed by the Client: to be agreed separately.

Sub-Contractor: to be agreed separately.

22. Force Majeure

22.1 The agreements between the parties regarding Force Majeure: see the General Provisions.

23. Insurance

23.1 Contents of insurance as agreed between the parties of this Project are as follows:

(1) Insurance taken out by the Client:     /

Insurance items to be carried out by the Contractor upon the authorization of the Client: none

(2) Insurance taken out by the Contractor:     /

23.2 Contents of guarantee as agreed between the parties of this Project are as follows:

(1) In respect of party B’s performance guarantee to be provided by the Client to the Contractor, the type of guarantee: none.

(2) In respect of party B’s performance guarantee to be provided by the Contractor to the Client, the type of guarantee: letter of guarantee.

(3) Other guaranteed matters as agreed between the parties: none.

24. Number of Counterparts

24.1 Number of the counterparts of this contract as agreed between the parties:

25. Supplementary Clause

25.1 In the course of the performance of this contract, the parties may enter into any supplementary agreement separately according to actual conditions. Such supplementary agreements shall have the same effect as this contract.